                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    FIRST VITRUAL COMMUNICATIONS, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              RALPH UNGERMANN
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                              3393 OCTAVIUS DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2001

                            ------------------------

TO THE STOCKHOLDERS OF FIRST VIRTUAL COMMUNICATIONS, INC.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of FIRST VIRTUAL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), will be held on Friday, June 22, 2001 at 9:00 a.m. local time at the Company's offices at 3393 Octavius Drive, Santa Clara, California 95054 (together with all adjournments and postponements thereof, the "Annual Meeting"), for the following purposes, as more fully described in the attached Proxy Statement:

1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To approve the Company's 1997 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares, to an aggregate of 1,350,000 shares.

3. To approve the Company's Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized under such plan by 350,000 shares, to an aggregate of 700,000 shares, and to authorize an annual grant of an option to purchase 10,000 shares of Common Stock to non-employee directors of the Company for service on each committee of the Board of Directors.

4. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2001.

5. To consider and act upon such other business and matters or proposals as may come before the Annual Meeting.

    The Board of Directors has fixed the close of business on April 26, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ LEE F. BENTON

                                          LEE F. BENTON
                                          SECRETARY

Santa Clara, California
May 11, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                              3393 OCTAVIUS DRIVE
                         SANTA CLARA, CALIFORNIA 95054

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 2001

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of First Virtual Communications, Inc., a Delaware corporation (the "Company"), for use at an annual meeting of stockholders to be held on Friday, June 22, 2001 at 9:00 a.m. local time (together with all adjournments and postponements thereof, the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices, 3393 Octavius Drive, Santa Clara, California 95054. The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for these services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock and the Company's Series A Preferred Stock at the close of business on April 26, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 26, 2001 the Company had outstanding and entitled to vote 17,429,183 shares of Common Stock and 27,437 shares of Series A Preferred Stock convertible into 3,429,625 shares of Common Stock.

    Each holder of record of Common Stock on April 26, 2001 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series A Preferred Stock on April 26, 2001 will be entitled to one vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock is convertible on such date.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposals presented to the stockholders and will have the same effect as a negative vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

    The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by stockholder.

FOR SHARES REGISTERED IN YOUR NAME

    Stockholders of record may go to http://www.proxyvoting.com/fvc to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-676-5925 and following the recorded instructions.

FOR SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

    Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.ics.adp.com.

GENERAL INFORMATION FOR ALL SHARES VOTED VIA THE INTERNET OR BY TELEPHONE

    Votes submitted via the Internet or by telephone must be received by 9:00 a.m., Pacific Daylight Time on June 21, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3393 Octavius Drive, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") must be received by the Company no later than January 11, 2002 in order to be included in the proxy statement relating to that Annual Meeting. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in that proxy statement and proxy is not later than the close of business on March 12, 2002 nor earlier than the close of business on February 9, 2002. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including a vacancy created by an increase in the size of the Board shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board is presently composed of six members. There are two directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until the director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, the shares will be voted for the election of a substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

RALPH UNGERMANN

    Mr. Ungermann, age 59, has served as a director of the Company since co-founding the Company in 1993 and as Chairman of the Board of the Company since January 1999. Since July 2000, Mr. Ungermann has served as the Company's Chief Executive Officer and President and served as Chief Executive Officer and President from October 1993 until January 1999. From July 1979 to July 1993,
Mr. Ungermann was Chief Executive Officer and co-founder of
Ungermann-Bass, Inc., a computer networking company, now a subsidiary of Newbridge Networks Corporation. Prior to his work at Ungermann-Bass,
Mr. Ungermann was the co-founder and Chief Operating Officer of Zilog, Inc., an early leader in the microprocessor industry, where he introduced the Z80 product line. He also is a director of Vertel Corporation. Mr. Ungermann obtained a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from the University of California at Irvine.

ALLWYN SEQUEIRA

    Mr. Sequeira, age 40, has been a director of the Company since August 2000. He has been Senior Vice President of Technology and Operations of iVMG, Inc., a technology services provider company, since September 2000. From October 1997 to August 2000, Mr. Sequeira served as Vice President, Engineering and Chief Technology Officer of the Company. He had acted in these capacities since co-founding the Company in October 1993. Mr. Sequeira holds a B.S. in Computer Science from the Indian Institute of Technology, Bombay, India, and an M.S. in computer science from the University of Wisconsin.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

PIER CARLO FALOTTI

    Mr. Falotti, age 58, has served as a director of the Company since
April 1996. From September 1996 until October 2000, Mr. Falotti was Executive Vice President, based in Switzerland, at Oracle Corp., a database software company. From February 1994 to September 1996, Mr. Falotti was President and Chief Executive Officer of AT&T's European, Middle Eastern and African Operations and subsequently Executive Vice President of its International Operations. Mr. Falotti also is a director of Logitech International S.A. He holds a degree in electrical engineering from the Institute Avogadro, Torino, Italy.

ROBERT W. WILMOT

    Mr. Wilmot, age 56, has been a director of the Company since October 1998. Since May 1995, he has been Chairman of Wilmot Consulting, Inc., a private investment advisory firm. Mr. Wilmot is a founder of a number of companies, including ES2 SA, the OASIS Group Plc, CMI Ltd., MOVID Technology Inc., Poqet Computer Inc., VXtreme, Inc., iBEAM BROADCASTING CORPORATION, Biztro Inc. and Integrity Arts, Inc. He is a director of Com21, Inc. and iBEAM BROADCASTING CORPORATION, as well as several private internet companies. Mr. Wilmot received a B.S. in electrical engineering from Nottingham University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

DAVID A. NORMAN

    Mr. Norman, age 65, has served as a director of the Company since
March 1994. From October 1993 to the present, Mr. Norman has been Chairman of Apptitude, Inc., formally known as Technically Elite, Inc., an application performance management company. From October 1993 to March 1998, Mr. Norman also was Chief Executive Officer of Apptitude, Inc. He holds a B.S.M.E. from the University of Minnesota and an M.S.I.A. from Stanford University.

EDWARD HARRIS

    Mr. Harris, age 44, has served as a director of the Company since
September 2000. Since December 1998, he has been a Senior Investment Analyst for Vulcan Ventures, Inc., a venture capital firm wholly-owned by Paul G. Allen.
Mr. Harris was a financial executive in the high technology industry, and served as Chief Financial Officer for Mirror Software, Inc., a provider of medical imaging software, from August 1997 to August 1998; Starwave Incorporated, a leading Internet company, which was founded by Mr. Allen, from August 1996 to August 1997; and Claircom Communications Group, L.P., an affiliate of McCaw Cellular Incorporated and provider of specialized air-to-ground wireless communications services, from December 1992 to January 1996. From 1985 to 1990, Mr. Harris was an investment banker for Salomon Brothers Inc., and for Sumishin Capital from 1990 to 1992. Mr. Harris currently serves as a director of RCN Corporation, as well as several private companies. Mr. Harris received an M.B.A. from the Columbia University Graduate School of Business in 1985 and a B.A. in Economics from Rutgers University in 1982.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board held 16 meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. From January 2000 until October 2000, the Audit Committee was composed of Mr. Neal Douglas, a former director of the Company who resigned from the Board in January 2001, and Mr. Norman. In October 2000,
Mr. Harris was appointed to the Audit Committee. The Audit Committee is currently composed of two non-employee directors: Messrs. Harris and Norman. It met seven times during fiscal year 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Harris, Norman and Wilmot. The Compensation Committee acted by unanimous written consent one time during the fiscal year 2000.

    In March 2001, the Board authorized the formation of a Nominating Committee. The Nominating Committee's function is to evaluate, nominate and recommend individuals for membership on the Board. The Nominating Committee is currently comprised of Messrs. Sequeira and Wilmot.

    During the fiscal year ended December 31, 2000, all directors except Pier Carlo Falotti attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
 APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In October 1997, the Board adopted, and the stockholders subsequently approved, the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of an amendment in 1999, there were 350,000 shares of Common Stock reserved for issuance under the Purchase Plan.

    Since the inception of the Purchase Plan through April 2, 2001, 286,514 shares had been issued under the Purchase Plan. Only 63,486 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future issuance under the Purchase Plan.

    In March 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 350,000 shares to a total of 1,350,000 shares, an increase of 1,000,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

    During the last fiscal year, 5,523 shares were purchased under the Purchase Plan by executive officers at a purchase price of $5.525 per share, and 3,252 shares were purchased by executive officers at a purchase price of $0.850.

    A total of 172,077 shares were purchased by all employees as a group, at a weighted average purchase price of $2.543 per share.

    Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 143 employees (except employees who customarily work fewer than either 20 hours per week or five months per calendar year) are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

    The Board has the power to delegate administration of the Purchase Plan to a committee composed of members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board itself.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is 24 months long and is divided into four shorter "purchase periods," each approximately six months long. If the price of the Common Stock is lower at the end of the purchase period than its price at the beginning of the offering, then that offering terminates after the purchase of Common Stock thereunder, and a new offering commences.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue, in each calendar year during which purchase rights are outstanding, the right to purchase more than $25,000 worth of Common

Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates.

PARTICIPATION IN THE PURCHASE PLAN

    An eligible employee may enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee's base compensation during the offering.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the course of the offering. At any time during the offering, a participant may increase, reduce or terminate his or her payroll deductions, as the Board provides in the offering. The Board has provided in the current offering that a participant may not increase the percentage of payroll deductions after the beginning of any purchase period, except to take effect with the next purchase period. Further, the current offering provides that in the case of an employee who first becomes eligible to participate in the current offering after its commencement, such employee can commence participation as of the date following the end of the current purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. The current offering under the Purchase Plan does not specify these per employee or per offering limits. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. A withdrawal may be elected at any time up to ten days prior to the end of the applicable purchase period.

    Upon any withdrawal from an offering by an employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering. Such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason. The Company will then distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will effectively terminate (be suspended) when all shares reserved for sale under the Purchase Plan have been sold.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under Section 423 of the Code.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation, specified type of merger of the Company, or acquisition by certain "persons" (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of at least 50% of the combined voting power entitled to vote in the election of directors, the Board may, as applicable, (i) require the assumption of the purchase rights under the Purchase Plan or substitution of similar rights, (ii) permit the offering to continue unchanged, or (iii) terminate any then ongoing offering by accelerating the occurrence of all remaining purchase dates, so that the outstanding purchase rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

    Subject to stockholder approval of this Proposal 2, an aggregate of 1,350,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price determined as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 3
   APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

    In September 1997, the Board adopted, and the stockholders subsequently approved, the Company's 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). As a result of an amendment in 2000, there were 350,000 shares of Common Stock reserved for issuance under the Directors' Plan.

    In March 2001, the Board amended the Directors' Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of Common Stock authorized for issuance under the Directors' Plan by 350,000 shares, to a total of 700,000 shares, an increase of 350,000 shares; and (ii) provide for the automatic grant of (x) an option to purchase 10,000 shares of Common Stock to each non-employee director upon the director's appointment to each of the Audit, Compensation or Nominating Committees, and (y) a renewal option to purchase 10,000 shares of Common Stock on each anniversary of the initial grant for service on the committee, so long as the director is not then an employee of the Company, has continuously served on the committee during such time and is a member of the committee at the time of grant. The Board adopted these amendments in order to ensure that the Company can continue to attract and retain persons capable of serving as directors of the Company.

    As of April 2, 2001, an aggregate of 270,000 shares of the Company's Common Stock had been granted under the Directors' Plan (net of canceled or expired options), and 80,000 shares, plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expirations of options, remained available for future grant under the Directors' Plan.

    Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Directors' Plan are outlined below.

GENERAL

    The Directors' Plan provides for the automatic grant of nonstatutory stock options to directors of the Company who are not otherwise at the time of grant employees or consultants of the Company or of any affiliate of the Company. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" with respect to the Directors' Plan for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

    The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Four of the current directors of the Company are eligible to participate in the Directors' Plan.

ADMINISTRATION

    The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option.

    The Board has the power to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors' Plan to the Compensation Committee of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of or consultant to the Company or any affiliate of the Company.

STOCK SUBJECT TO THE DIRECTORS' PLAN

    Subject to stockholder approval of this Proposal 3, an aggregate of 700,000 shares of Common Stock is reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again becomes available for issuance under the Directors' Plan. If the

Company reacquires unvested stock issued under the Directors' Plan, the reacquired stock will again become available for reissuance under the Directors' Plan.

TERMS OF OPTIONS

    The following is a description of the terms of options under the Directors' Plan.

    AUTOMATIC GRANTS. Under the Directors' Plan, each non-employee director who was a director at the time of the adoption of the Directors' Plan was automatically granted an option to purchase 10,000 shares of Common Stock. Each non-employee director who is first elected to the Board after the adoption of the plan is automatically granted an option to purchase 30,000 shares of Common Stock. Each non-employee director additionally is granted an option to purchase 10,000 shares of Common Stock on each anniversary of each such director's original grant under the Directors' Plan. In March 2001, the Board amended the Directors' Plan, subject to stockholder approval of this Proposal, to provide for an automatic grant of an option to purchase 10,000 shares of Common Stock to each non-employee director upon the director's appointment to each of the Audit, Compensation or Nominating Committees of the Board. Each non-employee director serving on a committee of the Board additionally will be granted an option to purchase 10,000 shares of Common Stock on each anniversary of such director's appointment to such committee, so long as the director is not then an employee of the Company, has continuously served on the committee during such time and is a member of the committee at the time of grant.

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the stock subject to the option on the date of the grant. On April 26, 2001, the closing price of the Company's Common Stock as reported on The Nasdaq National Market System was $1.04 per share.

    The exercise price of options granted under the Directors' Plan must be paid in (i) cash at the time the option is exercised, (ii) by delivery of other Common Stock of the Company, or (iii) in a combination of the methods of payment described in (i) or (ii).

    OPTION EXERCISE. Options granted under the Directors' Plan become exercisable over a period of five years from the date of grant, with ten percent of the shares becoming exercisable on the date six months following the date of grant and the remaining ninety percent of the shares becoming exercisable on a daily ratable basis thereafter for the remaining four and one-half years, provided that the optionee had continuously provided services to the Company or an affiliate of the Company from the date of grant until the applicable vesting date.

    TERM. The term of options under the Directors' Plan is ten years. Options under the Directors' Plan terminate 12 months after termination of the optionholder's service unless the optionholder dies before the optionholder's service has terminated, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death.

RESTRICTIONS ON TRANSFER

    The Directors' Plan provides that options shall be transferable by the optionee only upon such terms and conditions as are set forth in the option agreement as the Board shall determine in its discretion, provided, that, if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.

EFFECT OF CERTAIN CORPORATE EVENTS

    If any change is made in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration of the Company), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and the maximum number of securities subject to the Plan, the maximum number of securities which may be granted to any person in a particular calendar year and the type(s), number of securities and price per share of stock subject to such outstanding options.

    In the event of a dissolution, liquidation, sale of substantially all of the assets of the Company, specified type of merger of the Company, or acquisition by certain "persons" (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of at least 50% of the combined voting power entitled to vote in the election of directors, then any options outstanding under the Directors' Plan shall be terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Directors' Plan at any time. Unless sooner terminated, the Directors' Plan will terminate on September 24, 2007.

    The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Directors' Plan to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

    Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

NEW PLAN BENEFITS

    The following table presents certain information with respect to automatic option grants expected to be made in 2001 for non-employee directors under the Director's Plan(1).

                               NEW PLAN BENEFITS
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                                                   NUMBER OF SHARES
                                                              UNDERLYING OPTIONS GRANTED
                                                              ---------------------------
NAME AND POSITION                                                BOARD        COMMITTEES
-----------------                                             ------------   ------------
Pier Carlo Falotti..........................................     10,000             --
Edward Harris...............................................     10,000         10,000
David A. Norman.............................................     10,000         10,000
Robert W. Wilmot............................................     10,000         10,000

------------------------

(1) As described above, any non-employee director who is first elected to the Board during 2001 will be automatically granted an option to purchase 30,000 shares of Common Stock under the Director's Plan.

                                   PROPOSAL 4
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

    AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Pricewaterhouse Coopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $269,573.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, the Company did not incur any information technology consulting fees from services provided by Pricewaterhouse Coopers LLP.

    ALL OTHER FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Pricewaterhouse Coopers LLP for professional services other than audit and information technology consulting fees was $19,775.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Pricewaterhouse Coopers LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                               EXECUTIVE OFFICERS

    The executive officers of the Company and their ages as of April 30, 2001 are as follows:

NAME                                             AGE                          POSITION
----                                           --------   ------------------------------------------------
Ralph Ungermann..............................     59      Chairman, Chief Executive Officer and President
                                                          Vice President, Finance and Chief Financial
Randy L. Acres...............................     36      Officer
James Griffin................................     49      Executive Vice President, Product Operations
Ruth F. Cox..................................     48      Chief Marketing Officer

    Biographical information about Mr. Ungermann is set forth under Proposal 1 above.

    Mr. Acres, age 36, has been the Vice President, Finance and Chief Financial Officer of the Company since October 2000. From March 2000 to October 2000, he was Corporate Controller of the Company. From September 1996 to March 2000,
Mr. Acres held a number of financial positions with IBM Corporation, a diverse high technology company, including Chief Financial Officer of IBM Technology Products, People's Republic of China; Chief Financial Officer of IBM Storage Products, Thailand; Financial Planning Manager, IBM Storage Systems Division; Financial Planning Manager of IBM Storage Products, San Jose Manufacturing; and Financial Analyst of IBM Storage Products Division. Prior to 1996, he also held financial positions with IBM Corporation in Research Triangle Park. Mr. Acres holds a B.S. in Finance from the University of Tennessee.

    Mr. Griffin, age 49, has been Executive Vice President, Product Operations of the Company since October 2000. From July 1999 to 2000, Mr. Griffin was Vice President of Operations of Ciena Inc., an optical networking systems company. From 1992 to 1999, he was the Senior Vice President of World Wide Operations at Magellan Inc, a satellite access products company. Prior to that time, Mr. Griffin held management positions at Sun Microsystems and Hewlett Packard. Mr. Griffin holds a B.S. in engineering from California State Polytechnic University and an M.B.A. from University of California at Berkeley.

    Ruth F. Cox, age 48, has served as the Company's Chief Marketing Officer since July 2000, and as Vice President, Business Development of the Company from January 2000 to July 2000. From January 1998 to December 1999, Ms. Cox was Vice President of Business Development and Marketing for Vertel Corporation, a supplier of telecommunications management network software. From June 1997 to December 1998, Ms. Cox served as President of TeleCox, a marketing consulting firm, and from March 1996 to May 1997, she served as Vice President, Marketing of Digital Sound Corporation (now Pulse Point Communications), a messaging platform company. Ms. Cox holds a B.A. in Psychology and Political Science from George Washington University.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 2, 2001 by (i) all those known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                                BENEFICIAL OWNERSHIP(2)
                                                              ----------------------------
                                                                NUMBER OF      PERCENT OF
BENEFICIAL OWNER(1)                                              SHARES          TOTAL
-------------------                                           -------------   ------------
Entities Affiliated with Accel IV L.P. (3) .................    1,301,401          7.5%
  428 University Avenue
  Palo Alto, CA 94301

Ralph Ungermann (4).........................................    2,247,499         12.6%

Edward Harris (5) ..........................................    4,481,750         20.6%
  c/o Vulcan Ventures Incorporated
  505 Union Station
  505 Fifth Avenue South, Suite 900
  Seattle, WA 98104

Vulcan Ventures Incorporated (6) ...........................    4,475,125         20.6%
  505 Union Station
  505 Fifth Avenue South, Suite 900
  Seattle, WA 98104

Richard M. Beyer............................................       10,683            *

Randy Acres (7).............................................       46,850            *

Ruth Cox (8)................................................       63,198            *

Steven C. Rackets...........................................        1,086            *

Truman Cole (9).............................................       59,570            *

Allwyn Sequeira (10)........................................      334,537          1.9%

Pier Carlo Falotti (11).....................................      107,799            *

David A. Norman (12)........................................       85,695            *

Robert W. Wilmot (13).......................................      241,037            *

All directors and executive officers as a group (8              7,608,345         33.8%
  persons)..................................................

------------------------

   * Less than one percent.

 (1) Unless otherwise noted in the table, the address for the Company's executive officers and directors is: c/o First Virtual
     Communications, Inc., 3393 Octavius Drive, Santa Clara, CA 95054.

 (2) This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options exercisable within 60 days of April 2, 2000. Percentage of beneficial ownership is based on 17,429,183 shares of Common Stock outstanding as of April 2, 2000. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (3) Includes 1,047,675 shares of Common Stock held by Accel IV L.P., 42,319 shares held by Accel Investors "93 L.P., 21,731 shares held by Accel Keiretsu L.P., 229 shares held by Accel Partners & Co. Inc., 3,082 shares held by Accel Keiretsu V L.P., 9,247 shares held by Accel Investors "96 L.P., 156,164 shares held by Accel V L.P., and 20,954 shares held by Accel Internet/Strategic Technology Fund L.P.

 (4) Includes 1,897,499 shares of Common Stock held in the name of Ralph Ungermann, Trustee or Successor Trustee of the Ralph K. Ungermann Living Trust U/A/D May 18, 1988, as amended, and 350,000 shares Mr. Ungermann has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (5) Includes 4,475,125 shares of Common Stock held by Vulcan Ventures Incorporated, which includes 3,429,625 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Vulcan Ventures; 850,000 shares of Common Stock issuable upon exercise of a warrant held by Vulcan Ventures and 195,500 shares of Common Stock held by Vulcan Ventures. Also, includes 5,625 shares of Common Stock that Mr. Harris has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001. Mr. Harris disclaims beneficial ownership of all shares held by Vulcan Ventures.

 (6) Includes 3,429,625 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Vulcan Ventures and 850,000 shares of Common Stock issuable upon exercise of a warrant held by Vulcan Ventures.

 (7) Includes 42,998 shares of Common Stock that Mr. Acres has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (8) Includes 62,498 shares of Common Stock that Ms. Cox has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (9) Includes 56,397 shares Common Stock that Mr. Cole has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (10) Includes 4,781 shares of Common Stock subject to repurchase by the Company as of the date hereof and 209,318 shares Mr. Sequeira has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (11) Includes 439 shares of Common Stock subject to repurchase by the Company as of the date hereof and 17,779 shares Mr. Falotti has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (12) Includes 66,667 shares of Common Stock held in the name of David Arthur Norman and Mamie R. Norman TTEE, Norman Family Revocable Trust, U/A DTD 8/20/87 and 24,028 shares Mr. Norman has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

 (13) Includes 178,750 shares of Common Stock held in the name of Robert W. Wilmot and Mary J. Wilmot, trustees of the Wilmot Living Trust u/d/t dated April 18, 1995, and 62,287 shares Mr. Wilmot has the right to acquire pursuant to outstanding options exercisable within 60 days of April 2, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an aggregate of 42 transactions, was filed late by Mr. Sequeira and one report, covering one transaction, was filed late by Mr. Falotti.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The Company does not currently provide cash compensation to directors for services in their capacity as a director, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. The Company may compensate non-employee directors in the future.

    All of the Company's non-employee directors are entitled to receive non-discretionary annual stock option grants under the Directors' Plan. Under the Directors' Plan, each non-employee director who is first elected to the Board after the adoption of the plan is automatically granted an option to purchase 30,000 shares of Common Stock. Each non-employee director is additionally granted an option to purchase 10,000 shares of Common Stock on each anniversary of the director's original grant under the Directors' Plan. In addition, each non-employee director serving on the Audit, Compensation or Nominating Committees of the Board, will be granted an option under the Directors' Plan to purchase 10,000 shares of Common Stock upon the director's appointment to the committee and on each anniversary of such director's original grant upon joining such committee, so long as the director is not then an employee of the Company, has continuously served on the committee during such time and is a member of the committee at the time of grant. Options granted under the Directors' Plan are granted at the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors under the Directors' Plan have a ten-year term and vest over a period of five years, with ten percent of the shares vesting six months after the grant date and the remaining shares vesting ratably on a daily basis thereafter.

    During the year ended December 31, 2000, pursuant to the terms of the Directors' Plan, Messrs. Falotti and Norman each were granted an option to purchase 10,000 shares of Common Stock at an exercise price per share of $5.63, and Mr. Wilmot was granted an option to purchase 10,000 shares of Common Stock at an exercise price per share of $2.91, the fair market value of the Common Stock on the respective dates of grant. Upon Mr. Harris' appointment to the Board in August 2000, he was granted, pursuant to the terms of the Directors' Plan, an option to purchase 30,000 shares of Common Stock at an exercise price per share of $5.31, the fair market value of the Common Stock on the date of grant. Upon Mr. Sequeira's appointment to the Board in September 2000, he was granted, under the 1997 Equity Incentive Plan (the "Incentive Plan"), an option to purchase 30,000 shares of Common Stock at an exercise price per share of $6.38, the fair market value of the Common Stock on the date of grant. In addition, for service on the committees of the Board in 2000, Mr. Norman was granted, under the Incentive Plan, an option to purchase 10,000 shares of Common Stock at an exercise price per share of $12.69, and an option to purchase 10,000 shares of Common Stock at an exercise price per share of $13.31 for service on the Audit and Compensation Committees of the Board. Mr. Wilmot was granted in 2000, under the Incentive Plan, an option to purchase 10,000 shares of Common Stock at an exercise price per share of $12.69 for service on the Compensation Committee of the Board. All options to these directors were granted at the fair market value of the Common

Stock on the respective dates of grant. Additionally, Mr. Wilmot was granted, under the Incentive Plan, an option to purchase 20,000 shares of Common Stock at an exercise price per share of $13.31, the fair market value of the Common Stock on the date of grant in February 2000.

    In January 2001, pursuant to the terms of the Incentive Plan, Mr. Falotti was granted an option to purchase 27,000 shares of Common Stock; Mr. Harris was granted an option to purchase 20,000 shares of Common Stock; Mr. Norman was granted an option to purchase 40,000 shares of Common Stock; Mr. Sequeira was granted an option to purchase 20,000 shares of Common Stock; and Mr. Wilmot was granted an option to purchase 20,000 shares of Common Stock. These options were granted at an exercise price of $1.219 per share, the fair market value of the Common Stock on the date of grant. In March 2001, subject to the terms of the Incentive Plan and for services on the Audit, Compensation and Nominating Committees of the Board, Mr. Harris was granted two options to purchase 10,000 shares of Common Stock; and Messrs. Sequeira and Wilmot each were granted an option to purchase 10,000 shares of Common Stock. These options were granted at an exercise price of $1.313, the fair market value on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended December 31, 2000, 1999, and 1998, certain compensation awarded or paid to, or earned by, the Company's President and Chief Executive Officer, the Company's other three most highly compensated executive officers who earned more than $100,000 in salary and bonus at December 31, 2000, the Company's former President and Chief Executive Officer and two former executive officers that would have been among the most highly compensated executive officers earning more than $100,000 in salary and bonus at December 31, 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                   ANNUAL COMPENSATION      SECURITIES
                                        FISCAL    ----------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)   BONUS ($)    OPTIONS(#)    COMPENSATION ($)(1)
---------------------------            --------   ----------   ---------   ------------   -------------------
Ralph Ungermann .....................    2000        69,225         --             --             4,068
  Chairman of the Board, President       1999        47,975         --         50,000             6,424
  and Chief Executive Officer            1998       175,000     72,840             --             3,412

Randy Acres (2) .....................    2000       106,181     12,005        217,000               833
  Vice President, Finance and Chief
  Financial Officer

Ruth Cox (3) ........................    2000       165,953     27,951        300,000             1,000
  Chief Marketing Officer

Richard M. Beyer ....................    2000       163,369     57,000        200,000(4)          2,373
  Former President and Chief             1999       285,177     75,000        600,000(4)         10,505
  Executive Officer

Truman Cole .........................    2000       159,501     60,433        215,000(4)          4,803
  Former Chief Financial Officer         1999       109,284     14,488        600,000(4)          3,367

Stephen C. Rackets ..................    2000       211,490     19,026         80,000(6)          2,712
  Former Vice President,                 1999        77,678     45,713        100,000(6)
  Worldwide Sales

------------------------

(1) Represents insurance premiums paid by the Company with respect to group life and health insurance for the benefit of the Named Executive Officer.

(2) Mr. Acres commenced his employment with the Company as Controller in March 2000 and as Vice President Finance and Chief Financial Officer of the Company in October 2000.

(3) Ms. Cox commenced her employment with the Company as Vice President, Business Development in January 2000 and as Executive Vice President, Marketing and Sales in July 2000. In April 2001, the Company and Ms. Cox entered into a separation agreement whereby her services as an employee of the Company will end on July 15, 2001.

(4) Upon Mr. Beyer's resignation from the Company in July 2000, all of the options to purchase Common Stock granted to Mr. Beyer in fiscal year 2000 were cancelled pursuant to the terms of the option grants.

(5) Upon Mr. Cole's termination of employment services as Chief Financial Officer in October 2000, 209,167 of the 215,000 options to purchase Common Stock were cancelled pursuant to the terms of the option grants.

(6) Pursuant to Mr. Rackets' termination of employment services as Vice President, Worldwide Sales in September 2000, all of the options to purchase Common Stock granted to Mr. Rackets in fiscal year 2000 were cancelled in March 2001 pursuant to the terms of Mr. Rackets' termination and consulting agreement as described in this proxy statement.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive Officers:

                                                INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              ------------------------------------------------------     VALUE AT ASSUMED
                              NUMBER OF                                                   ANNUAL RATES OF
                              SECURITIES                                                    STOCK PRICE
                              UNDERLYING    PERCENTAGE OF    EXERCISE                    APPRECIATION FOR
                               OPTIONS      TOTAL OPTIONS     PRICE                       OPTION TERM (4)
          NAME AND             GRANTED       GRANTED IN       ($/SH)     EXPIRATION    ---------------------
     PRINCIPAL POSITION         (#)(1)     FISCAL YEAR (2)     (3)          DATE        5% ($)      10% ($)
----------------------------  ----------   ---------------   --------   ------------   ---------   ---------
Ralph Ungermann.............        --            --             --          --               --          --

Randy Acres.................    55,000           1.1%         19.94       03/15/10       690,921   1,743,753
                                12,000            .2%          5.19       05/31/10        39,237      99,025
                                50,000           1.0%          5.50       08/25/10       173,250     437,250
                               100,000           2.0%          2.91       10/12/10       183,330     462,690

Ruth Cox....................    75,000           1.5%         11.25       01/17/01       531,563   1,341,563
                                 7,813            .1%          7.25       05/16/10        32,808      82,802
                                67,187           1.3%          6.94       05/16/10       293,755     741,382
                               150,000           3.0%          5.50       08/25/10       519,750   1,311,750

Richard M. Beyer(5).........   200,000           3.9%         11.25       08/21/00     1,417,500   3,577,500

Truman Cole(6)..............    40,000            .8%         19.94     10/19/00 and     502,488   1,268,184
                                25,000            .5%          7.25       11/19/01       114,188     288,188
                               150,000           3.0%          5.50       10/19/00       519,750   1,311,750
                                                                          10/19/00

Stephen C. Rackets(7).......    60,000           1.2%         12.69       03/02/01       479,682   1,210,626
                                20,000            .4%          5.19       03/02/01        65,394     165,042

------------------------

(1) Generally, 12.5% of the options become exercisable six months after the grant date and approximately 2.38% each month thereafter for 42 months. The term of each option granted is generally the earlier of (i) ten years or
    (ii) 30 days after termination of the employment of the holder.

(2) Based on an aggregate of 5,083,100 options granted to employees, consultants and directors, including the Named Executive Officers, of the Company during the fiscal year ended December 31, 2000.

(3) The exercise price per share of each option is equal to the fair market value of the Common Stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. All calculations are based on rounding the number of years remaining on the term of the option to the nearest whole number. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of its future Common Stock price.

(5) Following Mr. Beyer's resignation in July 2000, the options were cancelled pursuant to the terms of the option grants.

(6) Following Mr. Cole's termination of employment services in October 2000, 209,167 of such options were cancelled pursuant to the terms of the option grants. As of December 31, 2000, Mr. Cole had the right to exercise 5,833 of such options granted in the fiscal year 2000.

(7) Following Mr. Rackets' termination of employment services in September 2000, the options were cancelled in March 2001 pursuant to the terms of Mr. Rackets' termination and consulting agreement as described in the proxy statement.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED                 VALUE OF IN-THE-MONEY
                            SHARES                          OPTIONS AS OF                         OPTIONS AS OF
                           ACQUIRED    VALUE              DECEMBER 31, 2000                     DECEMBER 31, 2000
                              ON      REALIZED   -----------------------------------   -----------------------------------
NAME                       EXERCISE     ($)      EXERCISABLE (#)   UNEXERCISABLE (#)   EXERCISABLE (#)   UNEXERCISABLE (#)
----                       --------   --------   ---------------   -----------------   ---------------   -----------------
Ralph Ungermann..........      --          --        350,000                 --                  --                 --

Randy Acres..............      --          --         12,062            204,938                  --                 --

Ruth Cox.................      --          --         28,124            271,876                  --                 --

Richard M. Beyer.........      --          --             --                 --                  --                 --

Truman Cole..............      --          --         56,397                 --                  --                 --

Stephen C. Rackets.......      --          --             --                 --                  --                 --

     EMPLOYMENT AND CONSULTING AGREEMENTS AND CHANGE-IN-CONTROL AGREEMENTS

EMPLOYMENT AND CONSULTING AGREEMENTS

    Truman Cole's services as Chief Financial Officer of the Company terminated on October 20, 2000. As of the same date, the Company entered into a consulting agreement with Mr. Cole pursuant to which Mr. Cole agreed to provide assistance to the Company with respect to financial, accounting, investor relations, legal, human resources and other matters. The term of the consulting agreement is one year but may be terminated by either party on 30 days' notice. The Company agreed to pay a minimum of $35,000 for Mr. Cole's consulting services and $2,500 per day if Mr. Cole provides consulting services more than one day per week or after the term of the agreement. Pursuant to the agreement, Mr. Cole agreed to the termination of vesting of all outstanding unvested stock options of the Company held by him as of his termination date.

    Stephen Rackets' services as Vice President, Worldwide Sales of the Company terminated on September 30, 2000. In July 2000, the Company entered into a consulting agreement with Mr. Rackets pursuant to which Mr. Rackets agreed to provide assistance to the Company until January 31, 2001 with respect to areas of his previous responsibilities with the Company, including sales management, contract negotiations, customer relations and similar matters. During this consulting period, the Company paid Mr. Rackets a monthly fee of $22,200.

    In April 2001, the Company entered into an agreement with Ruth Cox pursuant to which Ms. Cox's services as Chief Marketing Officer of the Company will terminate on July 15, 2001. After July 15, 2001, Ms. Cox has agreed to provide consulting assistance to the Company in areas of her expertise until January 15, 2002. During this consultation period, the Company has agreed to pay

Ms. Cox a monthly fee of $17,500 per month. In addition, until the termination of the consultation period, Ms. Cox is eligible to receive additional variable payments to be based on the Company's quarterly performance results, but in any event, not less than $7,875 per quarter. Pursuant to the agreement, Ms. Cox will have 90 days after the last day of the consultation period to exercise any stock options held by her which are vested as of that date.

NON-EMPLOYEE DIRECTORS' CHANGE OF CONTROL PLAN

    In February 1999, the Board adopted the Non-Employee Directors' Change of Control Plan to provide non-employee directors of the Company with the protection of certain benefits in case of a termination of his or her status as a director of the Company in connection with a change of control of the Company. The Non-Employee Directors' Change of Control Plan provides, as of the date of a change of control of the Company, as defined in the plan, that, subject to certain tax circumstances, each of the Company's then non-employee director's outstanding stock options, restricted stock awards and restricted stock purchases will vest and be exercisable in full.

    The Board will administer the Non-Employee Directors' Change of Control Plan unless and until the Board delegates administration to a committee of the Board. Prior to a change of control of the Company, the right to receive benefits under this Non-Employee Directors' Change of Control Plan will automatically terminate on the date upon which a non-employee director's status as a director of the Company terminates, as evidenced by the written resignation of a non-employee director, by action of the Board or of the stockholders of the Company removing such non-employee director as a director, or otherwise.

    The Board at any time, and from time to time, may amend or terminate the Non-Employee Directors' Change of Control Plan; provided, however, that any such termination must occur prior to the occurrence of a change of control of the Company.

    On September 28, 2000, the Company entered into a letter agreement with James Griffin, the Company's Executive Vice President, Product Operations, clarifying the terms of his employment with the Company. Pursuant to the agreement, provided that Mr. Griffin is not entitled to receive benefits under the Company's Executive Offices Change of Control Plan and the Company terminates Mr. Griffin's employment without cause, as defined in the agreement, then he will be entitled to receive (i) base salary continuation payments at his base salary rate in effect at the time of his termination for a period of six months; (ii) bonus continuation payments totaling his pro-rate share of his target bonus for the current fiscal year in effect at the date of termination, paid on a monthly basis for six months after the termination; and (iii) paid medical benefits by the Company, assuming he is eligible for COBRA upon his termination, for the earlier of six months after his termination or he becomes eligible to receive medical benefits with another company or business entity.

EXECUTIVE OFFICERS' CHANGE OF CONTROL PLAN

    In February 1999, the Board adopted the Executive Officers' Change of Control Plan (the "Executive Plan") to provide certain executive officers (each individually, an "Executive") of the Company with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a change of control of the Company, as defined in the Executive Plan. Messrs. Ungermann, Griffin and Acres and Ms. Cox are currently covered by the Executive Plan. Each person who, subsequent to the adoption of the plan, is confirmed as a Section 16 Officer by action of the Board will also be covered by the Executive Plan. "Section 16 Officer" means an "officer" of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, provided that the officer is designated as such by action of the Board.

    If within 18 months following the date of a change of control of the Company the Executive's employment with the Company terminates involuntarily other than for cause, death or disability, or if within the 18 month period, the Executive terminates his or her employment with the Company voluntarily with good reason (as defined below), then, subject to certain tax circumstances and limitations and conditions on benefits: (i) the Executive will be entitled to receive base salary continuation payments at the Executive's base salary rate in effect on the date of termination, paid on a monthly basis, for 12 months after the date of termination, in addition to any accrued but unpaid base salary, bonus payments, and/or accrued and unused vacation; (ii) each of the Executive's outstanding stock options, restricted stock awards and restricted stock purchases will have their vesting and exercisability schedules accelerated by 18 months as of the date of termination;
(iii) the Executive will be entitled to receive bonus continuation payments totaling the Executive's target bonus for the current fiscal year in effect on the date of termination, paid on a monthly basis for 12 months after the date of termination; and (iv) if at the time of termination, the Executive is covered by the Company's group health plan, the Company will provide to the Executive, subject to the Executive and his or her eligible spouse and/or dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid group health coverage at the same level of coverage as was provided to the Executive immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's spouse and/or dependents immediately prior to the date of termination, the spouse and/or dependents will also be covered at Company expense. Company-Paid Coverage will continue until the earlier of (x) 12 months from the date of termination, or (y) the date that the Executive and his or her spouse and/or dependents become covered under another employer's group health plan that provides the Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage. In no event will the Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to the Executive under the Executive Plan.

    "Good reason" means: (i) any material reduction of the Executive's duties, authority or responsibilities relative to the Executive's duties, authority, or responsibilities as in effect immediately before such reduction, unless agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary or target bonus opportunity of the Executive as in effect immediately before the reduction; (iii) the relocation of the Executive to a facility or a location more than 35 miles from the Executive's then present location, without the Executive's written consent; or (iv) any failure of the Company to obtain the assumption of the Executive Plan by any successor or assign of the Company.

    The Board will administer the Executive Plan unless and until the Board delegates administration to a committee of the Board.

    Prior to a change of control of the Company, the right to receive benefits under the Executive Plan will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board removing such Executive as a Section 16 Officer or otherwise.

    The Board at any time, and from time to time, may amend or terminate the Executive Plan; provided, however, that any such termination must occur prior to the occurrence of a change of control of the Company.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                COMPENSATION(1)

INTRODUCTION

    The Company's executive compensation policies and practices are approved by the Compensation Committee. The Compensation Committee consists of three directors who are not employees of the Company, Messrs. Norman, Harris and Wilmot. The Compensation Committee's determinations on compensation of the Chief Executive Officer and the other executive officers of the Company are reviewed with all non-employee directors of the Company.

PHILOSOPHY

    The Compensation Committee has implemented compensation policies, plans and programs which seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the Company's stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual cash incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Cash incentive compensation plans are variable and tied to corporate performance. These plans are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of the business.

COMPENSATION

    The Company's executive compensation is based on three components: base compensation; annual cash incentives, and equity incentives, each of which is intended to support the Company's overall compensation philosophy.

    BASE COMPENSATION. Base salary is targeted at the median level for emerging technology companies of similar characteristics, such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

    The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on past and expected future contributions of the individual executive. The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company. Mr. Ungermann volunteered to forego most of his salary and bonus in the fiscal year 2000 due to his desire to provide the Company with expenditure savings.

    ANNUAL INCENTIVES. The Company's short-term cash incentives are paid pursuant to the Company's variable compensation plan. Both individual and corporate goals are agreed to by the executive and the Compensation Committee for each executive officer at the beginning of the year. The Compensation

------------------------

1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Committee believes that the variable compensation plan for each employee, including executive officers, should be based on optimizing revenues and margins, and on prudent management of the expenses of the business. Accordingly, the variable compensation plan for 2000 was based on achieving certain revenue levels. Executive officers, other than the Chief Executive Officer, received variable compensation of approximately 7% to 15% of their respective base salaries in 2000.

    EQUITY INCENTIVES. Long-term equity incentives are provided through grants of stock options to executive officers and other employees pursuant to the Incentive Plan and the 1999 Equity Incentive Plan. The equity component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value, contain vesting restrictions and have value only if the Company's stock price increases. The shares covered by the options are generally subject to vesting over a period of 48 to 60 months with one-tenth to one-eighth of the shares vesting six months after the date of grant and the remaining shares vesting on a daily or monthly basis thereafter. The Compensation Committee believes that this element of the total compensation program directly links the participant's interests with those of stockholders and the long-term performance of the Company.

    The Compensation Committee establishes the number and terms of options granted under the Incentive Plan. The Committee encourages executives to build a substantial ownership investment in the Company's Common Stock. The tables on pages 16 and 21 reflect the stock and option ownership positions of the directors and executive officers at April 2, 2001. Stock option grants awarded to each executive officer are based on the Compensation Committee's judgment as to the performance of the executive officer prior to the date of grant. The Compensation Committee also considers the number of options already held by each executive officer when determining awards.

    Out of a total of 5,083,100 stock options granted by the Company in 2000, the executive officers, including those who left the Company in 2000, of the Company received grants for 1,012,000 shares, or approximately 20% of the total number of options granted in 2000. The Company did not grant any stock options to Mr. Ungermann, the Company's Chief Executive Officer, in 2000.

    The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable emerging technology companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant are considered to be "performance based compensation."

                                          COMPENSATION COMMITTEE

                                          David A. Norman
                                          Edward Harris
                                          Robert W. Wilmot

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

           REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS(1)

The Audit Committee reviews the Company's financial reporting process on behalf of the Board and operates under a written charter approved by the Board, attached hereto as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    The Committee received from Pricewaterhouse Coopers LLP written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission (the "SEC"). The Committee and the Board also have recommended, subject to stockholder approval, the ratification of the Company's independent auditors.

                                          AUDIT COMMITTEE

                                          Edward Harris
                                          David A. Norman

------------------------

1 The material in this report is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENT WITH ALLWYN SEQUEIRA

    In September 2000, the Company entered into an agreement with Allwyn Sequeira, a director of the Company and its former Vice President, Engineering and Chief Technical Officer, upon his conclusion of services as an employee of the Company. Pursuant to the agreement, Mr. Sequeira agreed to provide consulting services to the Company until August 31, 2001 in the areas of technology/ product planning and strategy. The Company agreed to pay
Mr. Sequeira $50,000 for these services. In exchange for the termination of vesting on all outstanding unvested stock options then held by Mr. Sequeira, the Company extended the period during which Mr. Sequeira could exercise any vested shares under outstanding stock options then held by Mr. Sequeira until March 31, 2001. In addition, the Company agreed to grant a new stock option of 30,000 shares to Mr. Sequeira for his appointment as a non-employee director of the Company.

    On August 26, 1998, the Company loaned Mr. Sequeira the sum of $1,289,125, at an annual interest rate of 7%, for the purchase of a primary residence. The loan was evidenced by a promissory note that was secured by 150,000 shares of Common Stock of the Company held by Mr. Sequeira. On September 30, 1998, the note was repaid in part to leave a remaining principle balance of $349,125. The original note was canceled at that time and a new note was issued in the amount of $349,125, with an annual interest rate of 7% payable from the date of the original loan. The new note was secured by 50,000 shares of Common Stock of the Company held by Mr. Sequeira, with a due date of December 29, 1998. The Board subsequently approved several extensions of the due date for the note, following which, pursuant to the terms of the agreement discussed above, Mr. Sequeira paid $200,000 of the outstanding principal and interest due on this note. In
March 2001, the Board approved an extension of the repayment date for the balance of the loan to August 15, 2001.

VULCAN VENTURES INCORPORATED

    In June 2000, Vulcan Ventures Incorporated purchased approximately $27,400,000 of Series A Preferred Stock of the Company in a private placement by the Company. The Common Stock is convertible into 3,429,625 shares of the Company's Common Stock. The Company also issued to Vulcan Ventures Incorporated a warrant to purchase an additional 850,000 shares of Common Stock at an exercise price of $7.00 per share. Mr. Harris, a member of the Company's Board of Directors, is a Senior Investment Analyst for Vulcan Ventures and was appointed to the Board pursuant to the terms of the financing documents.

INDEMNIFICATION AGREEMENTS

    The Company has entered into indemnification agreements with its directors and executive officers that provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings that the officer or director is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

PERFORMANCE MEASUREMENT COMPARISON(1)

------------------------

1 This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a comparison of cumulative stockholder return of an investment of $100 in cash on April 29, 1998, the date the Company's Common Stock began trading on the Nasdaq National Market, December 31, 1998, December 31, 1999 and December 31, 2000 in
(i) the Nasdaq Stock Market (U.S.) Index, (ii) the Hambrecht & Quist ("H&Q") Technology Index, and (iii) the Company's Common Stock. The H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical, and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN
AMONG FIRST VIRTUAL COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE H&Q TECHNOLOGY INDEX

             FIRST VIRTUAL         NASDAQ           H&Q
          Communications, Inc.  Market Index  Technology Index
4/29/98                    100           100               100
12/31/98                   103           120               125
12/31/99                    77           222               278
12/31/00                   6.6           132               180

ASSUMES $100 INVESTED ON ARPIL 29,1998 ASSUMES DIVIDEND REINVESTED

OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ LEE F. BENTON

                                          LEE F. BENTON
                                          SECRETARY

Santa Clara, California
May 11, 2001

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee will assist the Board of Directors in fulfilling its oversight with respect to the Company's system of internal controls, the code of conduct, compliance with laws and regulations, the audit process and the financial reporting process.

ORGANIZATION

    The Audit Committee shall consist of at least three independent members of the Board of Directors, effective no later than June 14, 2001.

ROLES AND RESPONSIBILITIES

1.  INTERNAL CONTROL; CODE OF CONDUCT; COMPLIANCE WITH LAWS AND REGULATIONS

    - Ensure that management understands and appreciates the need for strong internal controls;

    - Direct management to prepare a written code of conduct and communicate it to all employees; periodically review compliance with management regarding the code of conduct;

    - Review with management the primary internal controls of the Company, including the procedures to authorize disbursements and to hire personnel;

    - Review the effectiveness of the system for monitoring compliance with laws and regulations; periodically obtain updates from management, general counsel, and [tax director] regarding compliance;

    - Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission ("SEC");

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if in the Audit Committee's judgment, that is appropriate.

2.  EXTERNAL AUDIT

    - Review the external auditors' proposed audit scope and approach;

    - Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors;

    - Review and confirm the independence of the external auditors by reviewing any non-audit services provided; discuss with the external auditors their annual communication of all relationships between the external auditors and the Company that could be considered to bear on the independence of the external auditors.

3.  FINANCIAL REPORTING

    a. Annually: meet with management and external auditors to review the financial statements and the results of the annual audit:

       - Assess whether such statements are complete and consistent with the information known to committee members, and to confirm that the accounting principles applied are appropriate to the Company's business;

       - Review the MD&A and other sections of the Company's annual report before filing with the SEC;

       - Ensure that the external auditors communicate certain required matters to the committee.

    b. Quarterly: meet with management and the external auditors prior to the release of interim financial statements, considering the following in the review of such statements:

       - Variations of actual results from budgeted or projected results;

       - Consistent application of generally accepted accounting principles;

       - Changes in accounting or financial reporting practices;

       - Unusual events or transactions;

       - Compliance with legal and contractual obligations, including financing arrangements;

       - Level of disclosures made in conjunction with the statements;

    c. Ensure that the external auditors communicate certain required matters to the Audit Committee.

4.  COMPLIANCE WITH LAWS AND REGULATIONS

THE AUDIT COMMITTEE WILL COMPLY WITH ALL RELEVANT LAWS AND REGULATIONS. THE AUDIT COMMITTEE WILL:

    - Obtain approval of this charter by the full Board, with review and assessment annually by this Committee and the Board;

    - Disclose annually in the proxy statement as to whether the Audit Committee members are independent, as required by NASDAQ. Include this Charter as an Appendix to the Company's proxy statement at least once every three years;

    - Discuss with the external auditors the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit;

    - Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

5.  OTHER RESPONSIBILITIES

    - Meet with the external auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

    - Review, with the Company's counsel, any legal and regulatory matters that could have a significant impact on the Company's financial statements and compliance policies;

    - Perform other oversight functions as requested by the full Board.

6.  REPORTING RESPONSIBILITIES

    - Regularly update the Board of Directors regarding Audit Committee activities and make appropriate recommendations to the Board.

    - Prepare and distribute Minutes of each meeting of the Audit Committee to each director of the Company promptly after each meeting.

                                                                         ANNEX A

                        FIRST VIRTUAL COMMUNICATIONS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

              ADOPTED BY THE BOARD OF DIRECTORS ON OCTOBER 22, 1997
                APPROVED BY THE STOCKHOLDERS ON DECEMBER 2, 1997
               AMENDED BY THE BOARD OF DIRECTORS ON APRIL 21, 1999
                   AMENDED BY THE STOCKHOLDERS ON JUNE 2, 1999
               AMENDED BY THE BOARD OF DIRECTORS ON MARCH 14, 2001
                  AMENDED BY THE STOCKHOLDERS ON ________, 2001

1.   PURPOSE.

     (a) The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of First Virtual Communications, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall have, in connection with the administration of the Plan, all powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything to the foregoing, the Board shall have full power and authority to take any action that may be taken by the Committee hereunder.

     (b) The Board or the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board or the Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million three hundred fifty thousand (1,350,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   GRANT OF RIGHTS; OFFERING.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   ELIGIBILITY.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   RIGHTS; PURCHASE PRICE.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may include, if determined by the Board or the Committee and set forth in the terms of the Offering, all of the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, or other remuneration (excluding fringe benefits) paid directly to the employee. Notwithstanding the foregoing, Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8.   EXERCISE.

     (a) On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account on the final Purchase Date of an Offering after the purchase of shares which is equal to or in excess of the value of one whole share of common stock shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   COVENANTS OF THE COMPANY.

     (a) During the terms of the rights granted under the Plan, the Company shall at all times keep available as authorized but unissued shares that number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A STOCKHOLDER.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  AMENDMENT OF THE PLAN.

     (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon adoption by the Board (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

                                                                         ANNEX B

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

             ADOPTED BY THE BOARD OF DIRECTORS ON SEPTEMBER 25, 1997
                APPROVED BY THE STOCKHOLDERS ON DECEMBER 2, 1997

              AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 17, 2000
                  APPROVED BY THE STOCKHOLDERS ON JUNE 22, 2000

               AMENDED BY THE BOARD OF DIRECTORS ON MARCH 14, 2001
                 APPROVED BY THE STOCKHOLDERS ON ________, 2001


1.   PURPOSE.

     (a) The purpose of the 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of First Virtual Communications, Inc. (the "Company") who is not otherwise at the time of grant an employee of or consultant to the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

     (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate seven hundred thousand (700,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS.

     (a) Upon the date of the approval of the Plan by the Board (the "Adoption Date"), each person who is then a Non-Employee Director automatically shall be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on such date on the terms and conditions set forth herein.

     (b) Each person who is, after the Adoption Date, elected for the first time to be a Non-Employee Director automatically shall, on the date of his or her initial election as a Non-Employee Director by the Board or the shareholders of the Company, be granted an option to purchase thirty thousand (30,000) shares of common stock of the Company on the terms and conditions set forth herein.

     (c) Each person who is, after the Adoption Date, elected for the first time to be a member of the Audit, Compensation or Nominating committees of the Board automatically shall, on the date of his or her initial appointment as a member of each such committee, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.

     (d) Each Non-Employee Director who received an initial grant described in subparagraph 5(a) or 5(b) automatically shall, on each anniversary following the date of such grant, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company provided that such person (i) is at that time a Non-Employee Director, and (ii) has served continuously as a Non-Employee Director for the entire preceding twelve (12) months.

     (e) Each Non-Employee Director who received an initial grant described in subparagraph 5(c) automatically shall, on each anniversary following the date of such grant, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company provided that such person (i) is at that time a Non-Employee Director and a member of such committee, and (ii) has served continuously as a member of such committee for the entire preceding twelve (12) months.

6.   OPTION PROVISIONS.

     Each option shall be subject to the following terms and conditions:

     (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; PROVIDED, HOWEVER, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e).

     (b) The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the stock (as such term is defined in subparagraph 9(e)) subject to such option on the date such option is granted.

     (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

          (i) Payment of the exercise price per share in cash at the time of exercise; or

          (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its Fair Market Value on the date preceding the date of exercise; or

          (iii) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

     Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock.

     (d) An option shall be transferable only to the extent specifically provided in the option agreement; PROVIDED, HOWEVER, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) The option shall become exercisable over a period of five (5) years from the date of grant, with ten percent (10%) of the shares becoming exercisable on the date six months following the date of grant and the remaining ninety percent (90%) of the shares becoming exercisable on a daily ratable basis thereafter for the remaining four and one half years, provided that the optionee has continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company during the period prior to each vesting installment date, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     (h) The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that any optionee not sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or shareholders or any Affiliate, to remove any Non-Employee Director pursuant to the Company's Bylaws and the provisions of the California Corporations Code.

     (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal, state or local withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

     (e) As used in this Plan, "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

          (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the Nasdaq Stock

Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the common stock is quoted on Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation (other than a merger solely to effect a reincorporation of the Company into another jurisdiction); (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then options outstanding under the Plan shall terminate if not exercised at or prior to such event.

11.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange listing requirements.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 24, 2007. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

     (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     The Plan shall become effective on September 25, 1997, the date adopted by the Board.

                       FIRST VIRTUAL COMMUNICATIONS, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR AN
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2001

    The undersigned hereby appoints RALPH UNGERMANN and RANDY ACRES and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of First Virtual Communications, Inc. (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 3393 Octavius Drive, Santa Clara, California on Thursday, June 22, 2001, at 9:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

GRANT A PROXY TO VOTE BY TELEPHONE                            GRANT A PROXY TO VOTE BY INTERNET

It's fast, convenient, and immediate! Call Toll-Free          It's fast, convenient, and your vote is
on a Touch-Tone Phone 1-800-676-5925.                         immediately confirmed and posted.
Follow these four easy steps:                                 Follow these four easy steps:
1. Read the accompanying Proxy Statement/Prospectus           1. Read the accompanying Card.
and Proxy Proxy Statement/Prospectus and Proxy Card.          2. Go to the Website:
2. Call the toll-free number 1-800-676-5925. For              http://www.proxyvoting.com/ fvc
stockholders residing outside the United States call          3. Enter your 14-digit Voter Control Number
collect on a touch-tone phone 1-800-676-5925.                 located on your Proxy Card above your name.
3. Enter your 14-digit Voter Control Number located           4. Follow the instructions provided.
on your Proxy Card above your name.
4. Follow the recorded instructions.

                    DO NOT RETURN YOUR PROXY CARD IF YOU ARE
                        VOTING BY TELEPHONE OR INTERNET.

 --------------------------------------   detach here  --------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1             To elect two           FOR all nominees       WITHHOLD AUTHORITY TO
                       directors to hold      listed below (EXCEPT   VOTE FOR ALL NOMINEES
                       office until the 2004  AS MARKED TO THE       LISTED BELOW
                       Annual Meeting of      CONTRARY BELOW)
                       Stockholders

                                              / /                    / /
                       NOMINEES    Ralph Ungermann and Allwyn Sequeira

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
  BELOW:
--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:            To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 1,000,000 shares, to an aggregate of 1,350,000 shares.

                             / /  FOR             / /  AGAINST           / /  ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:            To approve the Company's 1997 Non-Employee Directors' Stock Option
                       Plan, as amended, to increase the aggregate number of shares of
                       Common Stock authorized for issuance under the plan by 350,000 shares to an aggregate of 700,000 shares, and to authorize an annual grant of an option to purchase 10,000 shares of Common Stock to non-employee directors of the Company for service on each of the
                       Audit, Compensation or Nominating Committees of the Board of
                       Directors.

                             / /  FOR             / /  AGAINST           / /  ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4:            To ratify selection of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31,
                       2001.

                             / /  FOR             / /  AGAINST           / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                          Dated __________________________, 2001

                                          --------------------------------------

                                          --------------------------------------

                                                                    Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.